EXHIBIT 99.2

Press Information	Contact: Yin Chang / Katie Bernard KCSA Public Relations Worldwide (212)896-1228 / (212)896-1272 ychang@kcsa.com / kbernard@kcsa.com

Thom Mocarsky Arbitron Inc. 212-887-1314 thom.mocarsky@arbitron.com

EDITOR’S NOTE: There will be a media teleconference/webcast presentation today at 1 p.m. (EDT). For additional information, please call KCSA Public Relations Worldwide at 212-682-6300.

FOR IMMEDIATE RELEASE

Arbitron TV, Cable and Radio Audience Meter Passes Important U.S. Test Milestone

Positive Results Are a Green Light For Expanded Portable People Meter Market Trial

New York, July 19, 2001– Arbitron Inc. (NYSE: ARB) has released the first ratings results for its new television, cable and radio audience measurement system, the Portable People Meter (PPM).

      Compared to ratings reported by current TV and radio audience measurement systems, the Portable People Meter is reporting higher total-day average quarter-hour audiences for television and cable and equivalent total-day average quarter-hour audiences for radio.

      “Based on these first ratings results as well as the meter system performance, and the participation of consumers, we are moving forward with the next phase of the U.S. market trial,” said Marshall Snyder, president, Worldwide PPM Development, Arbitron Inc. “We will be talking with our customers and Nielsen Media Research about our schedule going forward.

      “The ratings results are logical when you consider the audience measurement capabilities designed into the PPM,” continued Snyder. “It is the first electronic measurement device that automatically collects a person’s exposure to encoded radio, TV and cable programming no matter when and where it occurs. The PPM eliminates the need for people to constantly track their listening or viewing behavior by writing something down in a diary.

      “We are encouraged by these first comparisons because we’ve also seen that the encoding system works as designed – broadcasters and cable networks can and do encode their audio on a continuing basis and the meters readily detect the inaudible codes,” said Snyder. “We have also been able to recruit and maintain a panel of consumers who are representative of the market we are measuring and who, on average, carry their meters for more than 15 hours a day.”

      The Portable People Meter has been undergoing U.S. market trials within the Philadelphia TV market since December of 2000. The PPM is a pager-sized device that is carried by consumers. It automatically detects inaudible codes that TV and radio broadcasters as well as cable networks embed in

Arbitron Inc • 142 West 57th Street • New York, New York 10019 • www.arbitron.com

Arbitron Meter Passes Important U.S. Test Milestone July 19, 2001	Page 2 of 4

the audio portion of their programming using encoders provided by Arbitron. At the end of each day, the participants place the meters into base stations that recharge the device and send the collected codes to Arbitron for tabulation. The meters are equipped with a motion sensor that allows Arbitron to monitor the compliance of all panel members every day – a quality control feature that is unique to the Arbitron Portable People Meter in the realm of media research.

Summary of Ratings Results

      On a 24-hour day, total-week basis, the Portable People Meter is reporting higher average quarter-hour audiences for all the combined electronic media. Compared to existing methods of measuring media audiences, the PPM reports increased average quarter-hour audiences for broadcast TV and cable and equivalent average quarter-hour audiences for radio.

Average Quarter-Hour (AQH) Ratings
Persons 12+

Encoded Media Outlets1

Radio:
Arbitron Diary
Wilmington Metro
Broadcast TV and Cable:
Nielsen Media Research
Monday-Sunday,	Portable People Meter	Philadelphia DMA®
Total Day	Wilmington Radio Metro	May 2001

Combined Media	23.1	20.9

Broadcast TV	11.9 [4]	10.9 [5]

Cable	2.1 [4]	1.0 [5]

Radio	9.1 [2]	9.0 [3]

1. 35 radio stations, 8 broadcast TV stations and 8 cable outlets were encoded during the respective reported time periods.

2. Estimates for May 24, 2001 —June 20, 2001.

3. Arbitron Wilmington Metro Estimates, Spring 2001 (March 29, 2001 —June 20, 2001).

4. Estimates for April 26, 2001 —May 23, 2001.

5. Nielsen Media Research Meter-Diary Integrated May 2001 Estimates for the Philadelphia DMA.

www.aribtron.com

Arbitron Meter Passes Important U.S. Test Milestone July 19, 2001	Page 3 of 4

      For radio, the PPM is reporting an increase in average daily cumulative audience: 75.9 percent for the PPM vs. 66.0 percent for the radio diary. The PPM is also showing a reduction in time spent listening for radio: 2 hours and 12 minutes for the PPM vs. 2 hours and 30 minutes for the diary, per day.

      The PPM is also reporting shifts in listening patterns by daypart. Morning-drive AQH ratings are down according to the PPM, while Monday-Friday overnight and weekend AQH audience levels are up.

      For broadcast TV and cable, the PPM is reporting higher AQH audiences for all dayparts. These increases are due in part to increased broadcast TV and cable viewing for men (18+) and people under age 35 and the PPM’s ability to track viewing out of home.

Average Quarter-Hour (AQH) Ratings
Persons 12+

Encoded Media Outlets1

Monday-			Broadcast
Sunday	Radio		TV and Cable		Combined Media

	PPM[2]	Arbitron	PPM[4]	Nielsen	PPM	Existing [3,5]
		Wilmington		Phila. DMA
		SP01[3]		May 01[5]

5A-10A	10.2	11.7	8.5	6.9	18.7	18.6

10A-4P	14.2	15.1	9.3	7.5	23.5	22.6

4P-8P	11.1	10.7	19.3	17.8	30.4	28.5

8P-Mid	5.3	4.6	31.9	29.8	37.2	34.4

Mid-5A	3.4	1.2	6.5	3.2	9.9	4.4

1. 35 radio stations, 8 broadcast TV stations and 8 cable outlets were encoded during the respective reported time periods.

2. Estimates for May 24, 2001 —June 20, 2001.

3. Arbitron Wilmington Metro Estimates, Spring 2001 (March 29, 2001 —June 20, 2001).

4. Estimates for April 26, 2001 —May 23, 2001.

5. Nielsen Media Research Meter-Diary Integrated May 2001 Estimates for the Philadelphia DMA.

Methodology

      All PPM ratings results cited in this release are for the 35 radio stations, eight TV stations and eight cable networks that were encoding their audio signals in April, May and June 2001. The ratings results cited in the release for the Arbitron radio diary system and the Nielsen meter-diary system are for the same radio stations, TV stations and cable networks. Audiences for stations and cable networks that were not encoding in April, May and June are not included in these comparisons.

About Nielsen Media Research

      Nielsen Media Research, Inc. has an option to join Arbitron in the commercial deployment of the Arbitron Portable People Meter in the United States. Nielsen is providing financial support and its television survey research expertise in this trial of the Portable People Meter.

www.arbitron.com

Arbitron Meter Passes Important U.S. Test Milestone July 19, 2001	Page 4 of 4

About Arbitron

      Arbitron Inc. (NYSE: ARB) is an international media and marketing research firm serving radio broadcasters, cable companies, advertisers and advertising agencies in the United States and Europe.

      Arbitron’s core businesses are measuring radio audiences in local markets across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. Arbitron Webcast Services measures the audiences of audio and video content on the Internet, commonly known as webcasts. The Company is developing the Portable People Meter, a new technology for radio, TV and cable ratings.

      Arbitron’s marketing and business units are supported by a world-renowned research and technology organization located in Columbia, Maryland. Arbitron has approximately 750 full-time employees; its executive offices are located in New York City. Through its Scarborough Research joint venture with VNU Media Measurement & Information, Arbitron also provides media and marketing research services to the broadcast television, magazine, newspaper, outdoor and online industries.

# # #

DMA® is a registered service mark of Nielsen Media Research, Inc., and is used pursuant to a license from Nielsen Media Research, Inc. All product names used are trademarks or registered trademarks of their respective owners.

This press release is available on the Arbitron Web site at www.arbitron.com and the KCSA Web site atwww.kcsa.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron in this release that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which Arbitron has derived from the information currently available to it. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include whether we will be able to:

- realize the benefits we expect to achieve from our spin-off from Ceridian Corporation;

- renew contracts with large customers as they expire;

- successfully execute our business strategies, including timely implementation of our Portable People Meter and our Webcast Ratings services, as well as expansion of international operations;

- benefit from further consolidation in the radio industry; and

- keep up with rapidly changing technological needs of our customer base, including creating new products and services that meet these needs.

Additional important factors known to Arbitron that could cause forward-looking statements to turn out to be incorrect are identified and discussed from time to time in Arbitron’s filings with the Securities and Exchange Commission, including in particular the risk factors discussed under the caption “ITEM 1. BUSINESS – Business Risks” in our Annual Report on Form 10-K, which discussion is incorporated herein by reference. The forward-looking statements contained in this release speak only as of the date hereof, and Arbitron undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

www.arbitron.com